Certification of Chief Executive Officer Pursuant to
 18 U.S.C. Section 1350,
 As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Bald Eagle Energy Inc. (the "Company") for the fiscal year ended September 30, 2008 filed with the Securities and Exchange Commission (the "Report"), we, Andrew S. Harper and Alvaro Vollmers, Chief Executive Officer and Chief Financial Officer of the Company, respectively, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of the dates presented and results of operations of the Company for the periods presented

Date: January 13, 2009
/s/ Andrew S. Harper
Andrew S. Harper Chief Executive Officer, President

/s/ Alvaro Vollmers
Alvaro Vollmers Chief Financial Officer, Secretary and Treasurer